Exhibit 99.1

Symbotic Announces Chief Financial Officer Transition Plan

Wilmington, Massachusetts (June 9, 2025) — Symbotic Inc. (Nasdaq: SYM), a leader in A.I.-enabled robotics technology for the supply chain, today announced the appointment of Izzy Martins as Chief Financial Officer, effective August 9, 2025. Martins will join Symbotic as CFO-designate on July 1, 2025, succeeding Carol Hibbard who will depart to explore other opportunities. Hibbard will remain with the company through the end of the calendar year to ensure a smooth transition.

Martins brings more than 20 years of financial and business leadership experience to Symbotic, most recently serving as Executive Vice President and Chief Financial Officer at Avis Budget Group, Inc., where she was responsible for all financial operations. She previously served as Avis Budget Group’s Executive Vice President, Americas, where she was accountable for a market segment with over $9 billion of revenue and played a pivotal role in driving Avis’s post-pandemic transformation.

“On behalf of the Board and executive team, we are thrilled to welcome Izzy to Symbotic,” said Rick Cohen, Chairman and CEO of Symbotic. “She brings a strong track record of strategic financial leadership and deep operational expertise, and we look forward to her contributions as we continue to execute on our long-term plans for growth and scale.”

“I’m honored to join a company at the forefront of innovation and transformation,” said Martins. “The opportunity to help shape the future of the supply chain is truly energizing. I look forward to working closely with Rick and the leadership team to contribute to Symbotic’s next phase of growth and to maximize the value we deliver to our customers and shareholders.”

During her time at Symbotic, Hibbard has played an important role in guiding the company through a period of revenue growth, expansion, and investment in innovation.

“Carol has been a key leader through a critical chapter in our company’s post-IPO evolution, and a valued partner in our work to improve project execution while controlling costs, and delivering high-quality deployments more efficiently,” said Cohen. “We thank her for her contributions and her continued leadership during this transition and wish her well for the future.”

Hibbard said: “I’m grateful for the opportunity to have worked with such a talented team. It has been a pleasure to serve as CFO at a critical time in the company’s journey. The business is in a strong position, and I look forward to contributing to a smooth transition and maintaining our positive trajectory.”

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ABOUT SYMBOTIC

Symbotic is an automation technology leader reimagining the supply chain with its end-to-end, A.I.-powered robotic and software platform. Symbotic reinvents the warehouse as a strategic asset for the world’s largest retail, wholesale, and food & beverage companies. Applying next-generation technology, high-density storage and machine learning to solve today’s complex distribution challenges, Symbotic enables companies to move goods with unmatched speed, agility, accuracy and efficiency. As the backbone of commerce Symbotic transforms the flow of goods and the economics of the supply chain for its customers. For more information, visit www.symbotic.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, statements about Symbotic’s CFO transition and Symbotic’s expectations or predictions of future financial or business performance or conditions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed in Symbotic’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on December 4, 2024. These forward-looking statements are expressed in good faith, and Symbotic believes there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made and are based on the beliefs, estimates, expectations and opinions of management on that date. Symbotic is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that Symbotic has filed or will file from time to time with the SEC.

MEDIA CONTACT

Matt Buckley

Vice President, Communications

mediainquiry@symbotic.com

INVESTOR RELATIONS CONTACT

Charlie Anderson

Vice President, Investor Relations & Corporate Development

ir@symbotic.com

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